Exhibit 99.1

NEWS RELEASE
Construction Partners, Inc. Announces Fiscal 2024 Second Quarter Results

Q2 Revenue Up 14% Compared to Q2 FY23
Q2 Adjusted EBITDA Up 45% Compared to Q2 FY23
Record Backlog of $1.79 Billion
Company Raises FY24 Outlook

DOTHAN, AL, May 10, 2024 – Construction Partners, Inc. (NASDAQ: ROAD) (“CPI” or the “Company”), a vertically integrated civil infrastructure company specializing in the construction and maintenance of roadways across six southeastern states, today reported financial and operating results for its fiscal second quarter ended March 31, 2024.
Fred J. (Jule) Smith, III, the Company’s President and Chief Executive Officer, said, “We are pleased to report a strong second quarter in the slowest winter quarter of our seasonal business, achieving year-over-year growth in revenue, gross profit and gross profit margin, Adjusted EBITDA and Adjusted EBITDA margin. In addition, we grew our project backlog to $1.79 billion as of March 31, 2024. Our continued revenue and backlog growth reflects the strong ongoing demand and funding environment for both public and private infrastructure projects across our geographic footprint. Because of our confidence in these sustained industry trends, strong operational performance across our 70 markets in the Southeast, and continued infrastructure tailwinds, we are raising our outlook for fiscal 2024.”
Revenues were $371.4 million in the second quarter of fiscal 2024, an increase of 14% compared to $324.8 million in the same quarter last year. The increase included $25.1 million of revenues attributable to acquisitions completed during or subsequent to the three months ended March 31, 2023 and an increase of approximately $21.4 million of revenues in the Company’s existing markets from contract work and sales of HMA and aggregates to third parties. The mix of total revenue growth for the quarter was approximately 6.6% organic revenue and approximately 7.7% from these recent acquisitions.
Gross profit was $38.8 million in the second quarter of fiscal 2024, an increase of 48% compared to $26.3 million in the same quarter last year. Gross profit as a percentage of total revenue was 10.4% and 8.1% for the quarters ended March 31, 2024 and 2023, respectively, an increase of 220 basis points year over year.
General and administrative expenses were $36.7 million in the second quarter of fiscal 2024, compared to $32.0 million in the same quarter last year, and as a percentage of total revenue, were 9.9% in each quarter.
Net loss was $1.1 million in the second quarter of fiscal 2024, compared to net loss of $5.5 million in the same quarter last year.
Adjusted EBITDA(1) in the second quarter of fiscal 2024 was $29.5 million, an increase of 45% compared to $20.4 million in the same quarter last year.
Project backlog was $1.79 billion at March 31, 2024, compared to $1.52 billion at March 31, 2023 and $1.62 billion at December 31, 2023.
Smith added, “Across our six southeastern states, which represent many of the fastest-growing markets in the country, the project bidding and pricing environment remains positive. We remain focused on organic growth and gaining market share, which, in conjunction with our acquisition activity, grow our top line and expand our margins. Our team’s hard work, operational efficiency, dedication to detail and focus on safety continue to support our strategy, and we progress toward our ROAD-Map 2027 goals and create value for our shareholders through improving returns on capital.”
(1) Adjusted EBITDA and Adjusted EBITDA Margin are financial measures not presented in accordance with generally accepted accounting principles (“GAAP”). Please see “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

Fiscal Year 2024 Outlook
The Company is raising its outlook ranges for fiscal year 2024 with regard to revenue, net income, Adjusted EBITDA and Adjusted EBITDA Margin, as follows:
•Revenue in the range of $1.81 billion to $1.85 billion
•Net income in the range of $71 million to $75 million
•Adjusted EBITDA(1) in the range of $211 million to $225 million
•Adjusted EBITDA Margin(1) in the range of 11.7% to 12.2%
Ned N. Fleming, III, the Company’s Executive Chairman, stated, “Construction Partners continues to benefit from strong public and private project demand. This demand is supported by elevated funding for public projects at the federal, state and local levels, in addition to a steady commercial project environment led by the continued migration to the southeastern United States. The overall backdrop of our strategy also remains constant in support of the nation’s need to invest in deferred infrastructure maintenance and additional capacity. CPI is well positioned for growth as we steadily execute on our strategy and perform this work. The Board and I are pleased with the strength of the organization, its leadership and the commitment of our team to continue to grow the Company and enhance value for all of our stakeholders.”
Conference Call
The Company will conduct a conference call today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) to discuss financial and operating results for the fiscal quarter ended March 31, 2024. To access the call live by phone, dial (412) 902-0003 and ask for the Construction Partners call at least 10 minutes prior to the start time. A telephonic replay will be available through May 17, 2024 by calling (201) 612-7415 and using passcode ID: 13743799#. A webcast of the call will also be available live and for later replay on the Company’s Investor Relations website at www.constructionpartners.net.
About Construction Partners, Inc.
Construction Partners, Inc. is a vertically integrated civil infrastructure company operating across six southeastern states. Supported by its hot-mix asphalt plants, aggregate facilities and liquid asphalt terminals, the company focuses on the construction, repair and maintenance of surface infrastructure. Publicly funded projects make up the majority of its business and include local and state roadways, interstate highways, airport runways and bridges. The company also performs private sector projects that include paving and sitework for office and industrial parks, shopping centers, local businesses and residential developments. To learn more, visit www.constructionpartners.net.
Cautionary Note Regarding Forward-Looking Statements
Certain statements contained herein that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “project,” “outlook,” “believe” and “plan.” The forward-looking statements contained in this press release include, without limitation, statements related to financial projections, future events, business strategy, future performance, future operations, backlog, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Important factors could cause actual results to differ materially from those expressed in the forward-looking statements, including, among others: our ability to successfully manage and integrate acquisitions; failure to realize the expected economic benefits of acquisitions, including future levels of revenues being lower than expected and costs being higher than expected; failure or inability to implement growth strategies in a timely manner; declines in public infrastructure construction and reductions in government funding, including the funding by transportation authorities and other state and local agencies; risks related to our operating strategy; competition for projects in our local markets; risks associated with our capital-intensive business; government requirements and initiatives, including those related to funding for public or infrastructure construction, land usage and environmental, health and safety matters; unfavorable economic conditions and restrictive financing markets; our ability to obtain sufficient bonding capacity to undertake certain projects; our ability to accurately estimate the overall risks, requirements or costs when we bid on or negotiate contracts that are ultimately awarded to us; the cancellation of a significant number of contracts or our disqualification from bidding for new contracts; risks related to adverse weather conditions; our substantial indebtedness and the restrictions imposed on us by the terms thereof; our ability to maintain favorable relationships with third parties that supply us with equipment and essential supplies; our ability to retain key personnel and maintain satisfactory labor relations; property damage, results of litigation and other claims and insurance coverage issues; risks related to our information technology systems and infrastructure; our ability to maintain effective internal control over financial reporting; and the risks, uncertainties and factors set forth under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and its subsequently filed Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law.
Contacts:
Rick Black / Ken Dennard
Dennard Lascar Investor Relations
ROAD@DennardLascar.com
(713) 529-6600
- Financial Statements Follow -

Construction Partners, Inc.
Consolidated Statements of Comprehensive Income (Loss)
(unaudited, in thousands, except share and per share data)

	For the Three Months Ended March 31,		For the Six Months Ended March 31,
	2024	2023	2024	2023
Revenues	$371,427	$324,850	$767,932	$666,629
Cost of revenues	332,626	298,570	677,251	609,853
Gross profit	38,801	26,280	90,681	56,776
General and administrative expenses	(36,752)	(31,989)	(72,733)	(61,714)
Gain on sale of property, plant and equipment, net	1,031	3,158	1,867	3,326
Gain on facility exchange	—	—	—	5,389
Operating income (loss)	3,080	(2,551)	19,815	3,777
Interest expense, net	(4,568)	(4,802)	(8,314)	(8,762)
Other income	43	398	15	432
Income (loss) before provision for income taxes	(1,445)	(6,955)	11,516	(4,553)
Provision for income taxes	(321)	(1,474)	2,797	(964)
Net income (loss)	(1,124)	(5,481)	8,719	(3,589)
Other comprehensive income (loss), net of tax
Unrealized gain (loss) on interest rate swap contract, net	2,478	(3,460)	(4,627)	(4,752)
Unrealized gain (loss) on restricted investments, net	(87)	81	313	117
Other comprehensive income (loss)	2,392	(3,379)	(4,313)	(4,635)
Comprehensive income (loss)	$1,268	$(8,860)	$4,406	$(8,224)

Net income (loss) per share attributable to common stockholders:
Basic	$(0.02)	$(0.11)	$0.17	$(0.07)
Diluted	$(0.02)	$(0.11)	$0.17	$(0.07)

Weighted average number of common shares outstanding:
Basic	51,938,216	51,827,365	51,915,069	51,826,143
Diluted	51,938,216	51,827,365	52,523,100	51,826,143

Construction Partners, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31,	September 30,
	2024	2023
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$47,957	$48,243
Restricted cash	2,479	837
Contracts receivable including retainage, net	275,570	303,704
Costs and estimated earnings in excess of billings on uncompleted contracts	36,120	27,296
Inventories	102,750	84,038
Prepaid expenses and other current assets	10,586	9,306
Total current assets	475,462	473,424
Property, plant and equipment, net	565,351	505,095
Operating lease right-of-use assets	26,721	14,485
Goodwill	181,467	159,270
Intangible assets, net	21,451	19,520
Investment in joint venture	84	87
Restricted investments	15,452	15,079
Other assets	27,412	32,705
Total assets	$1,313,400	$1,219,665
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$141,522	$151,406
Billings in excess of costs and estimated earnings on uncompleted contracts	103,453	78,905
Current portion of operating lease liabilities	5,564	2,338
Current maturities of long-term debt	15,000	15,000
Accrued expenses and other current liabilities	24,608	31,534
Total current liabilities	290,147	279,183
Long-term liabilities:
Long-term debt, net of current maturities and deferred debt issuance costs	423,388	360,740
Operating lease liabilities, net of current portion	21,717	12,649
Deferred income taxes, net	35,438	37,121
Other long-term liabilities	17,727	13,398
Total long-term liabilities	498,270	423,908
Total liabilities	788,417	703,091
Stockholders’ equity:
Preferred stock, par value $0.001; 10,000,000 shares authorized and no shares issued and outstanding at March 31, 2024 and September 30, 2023	—	—
Class A common stock, par value $0.001; 400,000,000 shares authorized, 43,896,017 shares issued and 43,828,855 shares outstanding at March 31, 2024 and 43,760,546 shares issued and 43,727,680 shares outstanding at September 30, 2023	44	44
Class B common stock, par value $0.001; 100,000,000 shares authorized, 11,921,463 shares issued and 8,998,511 shares outstanding at March 31, 2024 and September 30, 2023	12	12
Additional paid-in capital	272,669	267,330
Treasury stock, Class A common stock, par value $0.001, at cost, 67,162 shares at March 31, 2024 and 32,866 shares at September 30, 2023	(1,514)	(178)
Treasury stock, Class B common stock, par value $0.001, at cost, 2,922,952 shares at March 31, 2024 and September 30, 2023	(15,603)	(15,603)
Accumulated other comprehensive income, net	14,381	18,694
Retained earnings	254,994	246,275
Total stockholders’ equity	524,983	516,574
Total liabilities and stockholders’ equity	$1,313,400	$1,219,665

Construction Partners, Inc.
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the Six Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$8,719	$(3,589)
Adjustments to reconcile net loss to net cash, cash equivalents and restricted cash provided by operating activities:
Depreciation, depletion, accretion and amortization	43,961	38,233
Amortization of deferred debt issuance costs	148	151
Unrealized loss on derivative instruments	194	2,286
Provision for bad debt	335	70
Gain on sale of property, plant and equipment	(1,867)	(3,326)
Gain on facility exchange	—	(5,389)
Realized loss on sales, calls and maturities of restricted investments	49	4
Share-based compensation expense	6,221	5,172
Loss from investment in joint venture	3	—
Deferred income tax benefit	(306)	(224)
Other non-cash adjustments	(224)	(69)
Changes in operating assets and liabilities, net of business acquisitions:
Contracts receivable including retainage, net	43,443	34,092
Costs and estimated earnings in excess of billings on uncompleted contracts	(7,799)	743
Inventories	(15,968)	(10,152)
Prepaid expenses and other current assets	2,165	(3,246)
Other assets	(585)	(206)
Accounts payable	(12,536)	(12,764)
Billings in excess of costs and estimated earnings on uncompleted contracts	22,412	7,415
Accrued expenses and other current liabilities	(11,976)	(6,289)
Other long-term liabilities	2,161	2,784
Net cash provided by operating activities, net of business acquisitions	78,550	45,696
Cash flows from investing activities:
Purchases of property, plant and equipment	(55,518)	(60,399)
Proceeds from sale of property, plant and equipment	4,962	8,301
Proceeds from facility exchange	—	36,987
Proceeds from sales, calls and maturities of restricted investments	1,918	866
Business acquisitions, net of cash acquired	(87,850)	(77,842)
Purchase of restricted investments	(1,870)	(5,148)
Net cash used in investing activities	(138,358)	(97,235)
Cash flows from financing activities:
Proceeds from revolving credit facility	90,000	38,000
Proceeds from issuance of long-term debt, net of debt issuance costs	—	15,000
Repayments of long-term debt	(27,500)	(6,250)
Purchase of treasury stock	(1,336)	(139)
Net cash provided by financing activities	61,164	46,611
Net change in cash, cash equivalents and restricted cash	1,356	(4,928)
Cash, cash equivalents and restricted cash:
Cash, cash equivalents and restricted cash, beginning of period	49,080	35,559
Cash, cash equivalents and restricted cash, end of period	$50,436	$30,631

Supplemental cash flow information:
Cash paid for interest	$9,569	$9,047
Cash paid for income taxes	$3,155	$626
Cash paid for operating lease liabilities	$1,435	$1,204
Non-cash items:
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$9,999	$4,062
Property, plant and equipment financed with accounts payable	$2,554	$3,448

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA represents net income before, as applicable from time to time, (i) interest expense, net, (ii) provision (benefit) for income taxes, (iii) depreciation, depletion, accretion and amortization, (iv) equity-based compensation expense, and (v) loss on the extinguishment of debt. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of revenues for each period. These metrics are supplemental measures of the Company’s operating performance that are neither required by, nor presented in accordance with, GAAP. These measures have limitations as analytical tools and should not be considered in isolation or as an alternative to net income or any other performance measure derived in accordance with GAAP as an indicator of the Company’s operating performance. The Company presents Adjusted EBITDA and Adjusted EBITDA Margin because management uses these measures as key performance indicators, and the Company believes that securities analysts, investors and others use these measures to evaluate companies in the Company’s industry. The Company’s calculation of Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similarly named measures reported by other companies. Potential differences may include differences in capital structures, tax positions and the age and book depreciation of intangible and tangible assets.
The following table presents a reconciliation of net income, the most directly comparable measure calculated in accordance with GAAP, to Adjusted EBITDA and the calculation of Adjusted EBITDA Margin for the periods presented:
Construction Partners, Inc.
Net Income to Adjusted EBITDA Reconciliation
Fiscal Quarters Ended March 31, 2024 and 2023
(unaudited, in thousands)

	For the Three Months Ended March 31,
	2024	2023 (1)
Net income (loss)	$(1,124)	$(5,481)
Interest expense, net	4,568	4,802
Provision for income taxes	(321)	(1,474)
Depreciation, depletion, accretion and amortization	22,840	19,858
Share-based compensation expense	3,553	2,692
Adjusted EBITDA	$29,516	$20,397
Revenues	$371,427	$324,850
Adjusted EBITDA Margin	7.9%	6.3%
(1)The Company has historically included within the definition of Adjusted EBITDA an adjustment for management fees and expenses related to the Company’s management services agreement with an affiliate of SunTx Capital Partners, a member of the Company’s control group. Effective October 1, 2023, the term of the management services agreement was extended to October 1, 2028. As a result of the term extension, the Company no longer views the management fees and expenses paid under the management services agreement as a non-recurring expense. Accordingly, periods commencing subsequent to September 30, 2023 do not include an adjustment for management fees and expenses, and the Company has recast comparative Adjusted EBITDA and Adjusted EBITDA Margin for the three months ended March 31, 2023 to conform to the current definition.

Construction Partners, Inc.
Net Income to Adjusted EBITDA Reconciliation
Fiscal Year 2024 Updated Outlook
(unaudited, in thousands, except percentages)

	For the Fiscal Year Ending September 30, 2024
	Low	High
Net income	$71,000	$75,000
Interest expense, net	19,000	20,000
Provision for income taxes	23,793	25,134
Depreciation, depletion, accretion and amortization	84,507	91,766
Share-based compensation expense	12,700	13,100
Adjusted EBITDA	$211,000	$225,000
Revenues	$1,810,000	$1,850,000
Adjusted EBITDA Margin	11.7%	12.2%